UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2014

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer Identification No.
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912

Former name or former address, if changed since last report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 14, 2014, WGL Holdings, Inc., through its subsidiary, WGL Midstream, Inc. (“WGL Midstream”), entered into a limited liability company agreement and formed Meade Pipeline Co LLC, a Delaware limited liability company (“Pipeline LLC”) with COG Holdings LLC , Vega Midstream MPC LLC , and River Road Interests LLC.

Pipeline LLC was formed to jointly develop and own, together with Transcontinental Gas Pipe Line Company, LLC (“Transco”), an approximately 177-mile pipeline originating in Susquehanna County, Pennsylvania and extending to Lancaster County, Pennsylvania (“Central Penn Line”) that will have the capacity to transport and deliver up to approximately 1.7 million dekatherms per day of natural gas. This pipeline will be an integral part of Transco’s recently announced “Atlantic Sunrise” project.

The Central Penn Line, as part of Atlantic Sunrise, is a natural gas pipeline designed to provide new firm transportation capacity from various supply points in northeast Pennsylvania to a delivery point into Transco’s mainline in southeast Pennsylvania. The Central Penn Line currently has a projected in-service date in the second half of 2017. WGL Midstream will invest an estimated $410 million for a 55% interest in Pipeline LLC, and Pipeline LLC will invest an estimated $746 million in the Central Penn Line for an approximate 39% interest in the Central Penn Line. Transco will have the remaining ownership interests.

Additionally, on February 14, 2014, WGL Midstream and Cabot Oil & Gas Corporation (“Cabot”) entered into an agreement whereby WGL Midstream will purchase 500,000 dekatherms per day of natural gas from Cabot over a 15 year term. Also, WGL Midstream and Cabot entered into an agreement whereby Cabot will acquire 500,000 dekatherms per day of firm gas transportation capacity on Transco’s Atlantic Sunrise project of which the Central Penn Line is a part. This agreement has a 15 year term, unless terminated earlier.

Also, on February 14, 2014, in connection with the Central Penn Line project, Pipeline LLC and Transco entered into the three following agreements: (i) a construction and ownership agreement; (ii) an operation and maintenance agreement; and (iii) a lease agreement. Only a brief summary of each agreement is provided below; each agreement is subject to various conditions, covenants, representations and warranties and other terms.

Construction and Ownership Agreement

Pursuant to the construction and ownership agreement, Pipeline LLC and Transco will jointly develop and own the Central Penn Line. Pipeline LLC and Transco will make capital contributions in accordance with capital calls issued in connection with project costs.

Operation and Maintenance Agreement

Under the terms of the operation and maintenance agreement, Pipeline LLC authorized Transco to provide certain operational and maintenance services with respect to the Central Penn Line, including testing, inspection, and repair activities. The term of the operation and maintenance agreement commences upon the in-service date of the Central Penn Line and ends upon the termination of the construction and ownership agreement.

Lease Agreement

Pursuant to the terms of the lease agreement, Transco will lease from Pipeline LLC the undivided joint ownership interest of Pipeline LLC in the Central Penn Line. Upon termination of the lease agreement and receipt by Transco of the necessary FERC authorizations, the leased facilities will revert to Pipeline LLC. Transco will pay Pipeline LLC a monthly lease charge subject to reductions under the construction and ownership agreement and renegotiation of the monthly lease charge under certain circumstances. The term of the lease agreement is 20 years, unless terminated earlier.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.

(Registrant)

Date: February 20, 2014	/s/ William R. Ford
William R. Ford
Vice President and Chief Accounting Officer (Principal Accounting Officer)

3